Exhibit 10.26C

For Non-Employee Directors Only

PEOPLE’S UNITED FINANCIAL, INC.

2007 RECOGNITION AND RETENTION PLAN

RESTRICTED STOCK AGREEMENT

Granted to:

(“you” or the “Participant”)

In accordance with the terms of the People’s United Financial, Inc. 2007 Recognition and Retention Plan (the “Plan”), People’s United Financial, Inc. (“People’s United”) is pleased to grant you an award (the “Award”) of              shares of People’s United Common Stock (the “Shares”). The Award shall consist of two parts: a retention award equal to 55% of the Award (the “Retention Award”), and a recognition award equal to the remaining 45% of the Award (the “Recognition Award”). The Shares granted to you under this Agreement are subject to the restrictions set forth in Section 3 hereof and to the other terms and conditions set forth in this Agreement and in the Plan.

You and People’s United agree that the Award is subject to the following terms and conditions:

1. Definitions. All of the terms and provisions of the Plan are deemed incorporated into this Agreement by reference to the same purpose and effect as if the Plan were set forth in its entirety in this Agreement. All terms used in this Agreement and defined in the Plan shall, unless otherwise defined herein, have the same meanings as in the Plan. The term “Common Stock” refers to the Common Stock, par value $.01 per share, of People’s United Financial, Inc., and includes any stock or other securities into which shares of Common Stock may be changed as contemplated by Section 8.3 of the Plan. The terms “person” and “security,” and any variations of such terms, shall have the broadest meanings assigned to them by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

2. Grant Date. The Award is granted and made effective                      (the “Grant Date”). Each Share has a fair market value of $             on the Grant Date. For the purposes of this Agreement, the fair market value of each Share was calculated based on the mean between the high and low selling prices of the Common Stock as reported by the NASDAQ Stock Market on the Grant Date.

3. Restrictions on Transfer of Shares. Subject to the provisions of the Plan, you may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber the Shares until they have vested in accordance with the vesting schedule set forth in Section 4 of this Agreement (the “Restriction Period”). People’s United will permit transfer of the Shares only in accordance with the terms of this Agreement. Any transfer of the Shares made in any manner contrary to this Agreement will be void and ineffective to constitute the transferee a shareholder of People’s United entitled to any rights, benefits or privileges as such.

4. Vesting. Twenty percent (20%) of the Shares will vest on the first anniversary of the Grant Date (                    ); twenty percent (20%) of the Shares will vest on the second anniversary of the Grant Date (                    ); twenty percent (20%) of the Shares will vest on the third anniversary of the Grant Date (                    ); twenty percent (20%) of the Shares will vest on the fourth anniversary of the Grant Date (                    ); and the remaining twenty percent (20%) of the Shares will vest on the fifth anniversary of the Grant Date (                    ). Vesting will occur only if you have continuously been an Eligible Director of an Employer from the Grant Date through the vesting date; provided, however, that notwithstanding the foregoing, Shares that comprise the Recognition Award that are unvested as of the date of your termination of Service with an Employer by reason of your death or Disability shall vest immediately upon such termination, and the Restriction Period applicable to all such Shares shall expire. Shares that comprise the Retention Award that are unvested as of the date of your termination of Service with an Employer shall not vest upon termination of employment by reason of your death or Disability, and will be forfeited. Notwithstanding anything to the contrary in the foregoing, all unvested Shares shall become 100% vested upon the occurrence of a Change of Control if you are an Eligible Director of an Employer at the time a Change of Control occurs, and the Restriction Period applicable to all such Shares shall expire.

5. Forfeiture. You will forfeit all unvested Shares upon the termination of Service with an Employer for any reason (other than death or Disability, as provided in Section 4 above with respect to the Recognition Award, and other than upon the occurrence of a Change of Control) during the applicable Restriction Period. When you forfeit Shares, all of your interest in the Shares will be cancelled. You agree to take any action and execute and deliver any document that People’s United requests to effect the return of your unvested forfeited Shares.

6. Voting. You will have the right to vote the Shares from the Grant Date, whether or not Shares have vested. Your right to vote the Shares will expire immediately upon forfeiture.

7. Cash Dividends. Any cash dividends or distributions declared and paid with respect to Shares that are, as of the record date for such dividend, allocated to you in connection with the Award (as described in Section 9 below), will be paid to you as soon as practicable. By signing this agreement and accepting its terms, you direct the Funding Agent to remit to People’s United for payment to you any dividends that either of them may receive as the record holder of your unvested Shares.

8. Other Distributions. Dividends or distributions paid in property other than cash with respect to Shares will be subject to the same vesting and other restrictions as are applicable to the Shares to which the Award relates.

9. Share Allocation and Certificates. The Shares will be allocated to you and held by the Funding Agent on your behalf until the applicable vesting date. On each such vesting date, you will obtain unrestricted ownership of the Shares that vest on such vesting date. A stock certificate (or book entry listing) evidencing your unrestricted ownership of the vested Shares will be provided to you or indicated on People’s United’s stock transfer books.

10. Delivery of Certificates. If People’s United issues certificates representing vested Shares, it may postpone the delivery of the certificates for such Shares for such time as it deems necessary or desirable to enable it to comply with the requirements of the Securities Act or the Exchange Act, any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state laws relating to the authorization, issuance or sale of securities generally.

11. Adjustments in Shares. In the event of any changes in People’s United’s capital structure during the term of this Agreement, the provisions of Section 8.3 of the Plan shall apply.

12. Corporate Law Status of Shares. The Shares granted pursuant to this Agreement constitute validly issued and outstanding capital stock of People’s United and are fully paid and nonassessable.

13. Modification and Waiver. No modification or waiver of any of the provisions of this Agreement shall be binding upon either People’s United or you unless it is made in writing, signed by you and countersigned on behalf of People’s United by an executive officer thereof (other than you, if you should be or become an executive officer).

14. Binding Effect. Subject to the terms of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

15. Resolution of Controversies. Any dispute or disagreement that may arise under, or in any way may relate to, the interpretation, construction or application of this Agreement shall be subject to determination by the Committee after appropriate notice to the affected parties and reasonable opportunity to be heard by the Committee. Any determination made by the Committee shall be final, binding and conclusive for all purposes.

16. Notices. All notices, requests, demands, or other communications required, permitted or contemplated by this Agreement shall be deemed effectively served, delivered or otherwise made (a) upon receipt if manually delivered, or (b) upon the delivery date shown on the returned receipt (or if delivery is refused, on the date presented for delivery) if mailed by United States registered or certified mail, postage prepaid, return receipt requested, and if intended for People’s United, directed to the Committee’s attention at People’s United Bank, 850 Main Street, Bridgeport, Connecticut 06604; or if intended for you, directed to you at the address set forth below immediately following your signature. Either party may, by notice delivered in accordance with this Section, notify the other party of a different address for all future notices, which will be effective upon delivery to the other party.

17. Entire Agreement. This Agreement and the Plan contain all understandings between you and People’s United regarding the Shares. No other communications regarding the Shares are to be considered binding upon you and People’s United unless they are identified as amendments to this Agreement, are in writing and are signed by you and People’s United as provided in this Agreement.

IN WITNESS WHEREOF, People’s United has caused this Agreement to be executed on its behalf by its                                 , and the Participant has executed this Agreement, intending to be legally bound hereby, effective this      day of             .

PEOPLE’S UNITED FINANCIAL, INC.

By:

Its

Your Signature

Your Address: